 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.


              iDEN(R) INFRASTRUCTURE EQUIPMENT PURCHASE AGREEMENT

This Agreement ("Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Network Solutions Sector, Customer Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and Nextel Partners Operating Corp., a Delaware Corporation, with offices at 4500 Carillon Pt., Kirkland, Washington 98033 ("Customer").

RECITALS:

Customer has obtained or will obtain the right to use all required licenses authorizations, and approvals to construct and operate an iDEN System in the Area as defined below in Section 1.

Customer or it's wholly owned subsidiaries desire to purchase and Motorola desires to sell, install and integrate an iDEN System pursuant to the terms and conditions of this Agreement.

The Exhibits to this Agreement are incorporated by reference into the Agreement, and include the following:

        Exhibit "A"   Project Order Form
        Exhibit "B"   Technical Overview:  Notes On The iDEN System **
        Exhibit "C"   System Performance Criteria and Acceptance Test Plan
        Exhibit "D"   Implementation Engineering, Site Preparation, Installation
                      and Integration
        Exhibit "E"   System Maintenance
        Exhibit "F"   Object-Code Computer Program License
        Exhibit "G"   Training
        Exhibit "H"   Documentation
        Exhibit "I"   Implementation Schedule
        Exhibit "J"   Price Book, **
        Exhibit "K"   Listing of "Year 2000 Compliant" Products

The parties shall enter into a separate agreement for the sale by Motorola and purchase by Customer of Subscriber Units for use on the iDEN System (the "Subscriber Agreement").

AGREEMENT:

Now therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

1.0     DEFINITIONS

        Capitalized terms used in this Agreement and the Exhibits shall have the following meanings:




--------
(R) Registered U.S. Patent & Trademark Office.

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        ACCEPTANCE TEST PROCEDURE - ATP

        Exhibit "C" describes the types of tests included in the ATP. The Acceptance Test Procedure will be performed accordingly.

        AFFILIATE

        As defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

        AGREEMENT

        As defined in the preamble hereof.

        AREA

        The geographic area of any of the metropolitan and rural market areas throughout the United States, U.S. metropolitan markets, as listed in the initial Exhibit "A" or any subsequent Exhibit "A".

        BUSINESS DAY

        Any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

        CHANGE ORDER

        Any change agreed to in writing, by Customer and Motorola, that modifies the type or quantity of equipment or services purchased under this Agreement.

        COMMERCIAL SERVICE

        The point at which the iDEN System or any portion thereof is functional and operative and has one or more Subscribers.

        CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

        Conditional Acceptance of an iDEN System shall occur as follows:

        Conditional Acceptance shall occur and be evidenced by a notice signed by Customer at the completion of the ATP, which shall not be unreasonably withheld or upon Commercial Service. Final Acceptance shall occur and be evidenced by a notice signed by Customer when all material Punchlist items have been resolved.

        With respect to Expansion Product, in the event Customer purchases Installation and Integration Services from Motorola prior to the date of shipment, Conditional and Final Acceptance shall occur in the same manner as provided in the "Conditional Acceptance and Final Acceptance" definition above with respect to the iDEN System.

        For Expansion Product purchased without Installation and Integration Services, Final Acceptance shall occur concurrently with the shipment of each such Expansion Product.

        CONFIDENTIAL INFORMATION

        That information marked as confidential or proprietary and transferred pursuant to this Agreement which may include, without implied limitation, formulas, processes, designs, photographs, plans, samples, equipment, equipment performance reports, Subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, databases, Software in any form, flow charts, algorithms and other business and technical information. Excluded from Confidential Information is that which (i) the recipient had in its possession without confidential limitation prior to disclosure, (ii) which is independently developed by either party, (iii) which is known or becomes known to the general public without breach of this Agreement, or (iv) which is received rightfully and without confidential limitation from a third party. Confidential Information shall be subject to the requirements of Section 14 of this Agreement.

        CUSTOMER PROGRAM MANAGER

        Customer Program Manager shall have the meaning set forth in Section
        2.3.

        DATE OF SHIPMENT

        The date of shipment as shown on the relevant Motorola invoice for the product shipped from Motorola to Customer.

        DIGITAL MOBILE NETWORK

        Digital Mobile Network means a wide-area network of specialized mobile radio base stations that employs digital and other advanced, spectrally efficient communications technologies to provide a full range of wireless communication services that may include voice, dispatch, interconnected telephone and data services employing iDEN technology.

        DOCUMENTATION

        The documentation described in Exhibit "H".

        EBTS

        "EBTS" is defined as the base radio units as specified in Exhibit "B".

        EVENT OF FORCE MAJEURE

        "Event of Force Majeure" is as defined in Section 18.

        EXPANSION PRODUCT

        All Fixed Network Equipment, Software, and other products purchased to add to or expand an iDEN System.

        FOB

        When used herein shall mean that Motorola shall deliver to Customer's carrier at a manufacturing site or Motorola facility located within the Continental United States.

        FIXED NETWORK EQUIPMENT - FNE

        The Motorola supplied equipment described generally in Motorola's Price Book (including the iDEN Switch). Non-Motorola-supplied equipment which is not integral to the iDEN Switch or to the Sites is excluded from FNE, as are Subscriber Units.

        FUNDING AFFILIATE

        "Funding Affiliate" is as defined in Section 7.7.

        iDEN

        iDEN is the trademark for Motorola's advanced integrated radio-telephone and dispatch communications system that is the subject of this Agreement. It is an integrated wireless telecommunications system that, among other things, incorporates handover control and mobility management, dispatch subsystem, full telephone interconnect capability, short message service capability, and circuit switched and packet data capabilities that architecturally and functionally operates as designated by Motorola.

        iDEN SWITCH

        The Switch equipment that routes calls from Subscriber Units to the called party (and vice versa), coordinates the handoff process and records System interconnect traffic.

        iDEN SYSTEM

        iDEN System shall have the meaning set forth in Section 2.5.

        IMPLEMENTATION SCHEDULE

        The schedule set forth in the Exhibit "I" for the installation of the iDEN System.

        INITIAL PROGRAM LOAD (IPL)

        The Initial Program Load (IPL) Software is delivered with the iDEN System, shall be the most current version of iDEN Software and includes the Software necessary to support all major subsystems or components of the iDEN System. A license fee for the System IPL is identified in Exhibit "A" or set forth in the Price Book. Any re-sale of equipment other than to Nextel Communications, Inc. or its wholly owned subsidiaries is subject to Motorola's approval and will require a relicensing of the Software from Motorola, including payment of an IPL license fee by the new owner.

        INSTALLATION AND INTEGRATION SERVICES

        Installation and Integration Services shall mean the services set forth in Exhibit "D" "Implementation Engineering, Site Preparation, Installation and Integration".

        INTERCONNECTED CARRIER

        Any local exchange carrier, inter-exchange carrier, or reseller of local or inter-exchange service that is connected to the iDEN System.

        INTERCONNECTION FACILITIES

        The medium connecting the iDEN Switch to the switched network of any Interconnected Carrier including termination facilities such as protected termination blocks, end office termination repeaters and Customer service units to permit direct connection to the iDEN System.

        MSO

        An MSO shall be defined as a Mobile Switching Office that consists of the iDEN Switch (with or without a Home Location Register "HLR"), the Dispatch Application Processor ("DAP"), Metro Packet Switch ("MPS"), Base Station Controller ("BSC"), and Operation Maintenance Console ("OMC") Equipment.

        MOTOROLA PROGRAM MANAGER

        Motorola Program Manager shall have the meaning set forth in Section
        2.3.

        OTHER EQUIPMENT

        Other Equipment shall be defined as any products supplied by or through Motorola under the Agreement that are not included as part of an iDEN System or System Expansion as defined herein, excluding iDEN System engineering, Other Software, Other Services, and Subscriber Units.

        OTHER SERVICES

        Other Services shall be defined as services supplied by Motorola under the Agreement that are not included as part of an iDEN System or System Expansion of the types defined herein

        OTHER SOFTWARE

        Other Software shall be defined as software supplied by or through Motorola under the Agreement that is not included as part of an iDEN system or System Expansion of the types defined herein, excluding System engineering and Other Services.

        PRICE BOOK

        Motorola's iDEN(R) Infrastructure Price Book, which is kept by Motorola on the iDEN web site for use in the United States and updated periodically by Motorola.

        PUNCHLIST

        The list, prepared during the ATP and the 14 day period subsequent to the date of Conditional Acceptance and finalized no later than 14 days subsequent to the date of Conditional Acceptance, which sets forth those items, if any, identified by Customer in good faith and agreed to by Motorola (which agreement Motorola shall not unreasonably withhold or delay) where the iDEN System or Expansion Product fail to comply with the applicable specifications and performance standards set forth in Exhibit B1 and the ATP, to be resolved by Motorola before Final Acceptance of the iDEN System or Final Acceptance of Expansion Product, as the case may be.

        RF

        Radio Frequency.

        RSO

        RSO means Remote Switch Operation.

        SITE

        Each of the locations comprising an iDEN System, which contains FNE, including the geographic location that houses the iDEN Switch.

        SMP

        The Software Maintenance Program defined in Exhibit "E".

        SOFTWARE

        The object-code computer programs furnished by Motorola to Customer for use solely in conjunction with the FNE under the terms of the Software License, Exhibit "F".

        SUBSCRIBER

        A person who uses the iDEN System entitling the iDEN System operator to revenue.

        SUBSCRIBER UNIT

        Any manufactured and assembled, mobile or portable, iDEN telecommunications unit intended for use by any Subscriber.

        SYSTEM EXPANSION

        "System Expansion" is defined below in Section 2.6. The definition of System Expansion shall apply only to the System Expansion in each unique Area.

        TIME FRAME

        The interval between the start date and the completion date for a particular activity as set forth in the Implementation Schedule.

2.0     SCOPE OF AGREEMENT; IMPLEMENTATION

        2.1 From time-to-time during the term of this Agreement, Customer agrees to purchase from Motorola and Motorola agrees to sell to Customer the iDEN System, Expansion Product, FNE, Other Equipment, Other Services and/or the Other Software in accordance with the terms and conditions set forth in this Agreement. Customer and Motorola shall complete an Exhibit A for each iDEN System ordered and will complete an Exhibit A for any and all Expansion Product or Other Equipment, Other Services and Other Software ordered. Exhibit A may, depending on Customer's needs, include an order for any or all of the following: an iDEN System and related services, Expansion Product and related services, FNE, Other Equipment, Other Services and/or Other Software. Once completed, an Exhibit A may be modified thereafter by mutual agreement of the parties by amendment or Change Order.

               Purchases may be made hereunder by any wholly owned subsidiary of Customer as long as the obligation is guaranteed by the Funding Affiliate. By executing Exhibit A for an iDEN System, a wholly owned subsidiary of Customer shall be deemed to have agreed to all of the terms and conditions of this Agreement with respect to such iDEN System. References in this Agreement to Customer shall be deemed to refer to any such wholly owned subsidiary which is the purchaser of an iDEN System.

        2.2 This Agreement (including a completed Exhibit A) constitutes an order and is considered a notice to proceed with the placing of subcontracts, ordering of non-Motorola manufactured equipment, and the manufacture of equipment as necessary to deliver timely the products and services in Exhibit "A" as specified herein, and, with respect to an iDEN System, in accordance with the Implementation Schedule, Exhibit "I", attached.

        2.3 Motorola and Customer shall each appoint a Program Manager who shall have the responsibility to make good faith efforts to resolve problems and disputes prior to initiating the dispute resolution procedures set forth in Section 31. Their respective responsibilities are as follows:

               2.3.1 The responsibilities of the Motorola Program Manager shall include:

                      a. Serve as the primary Customer contact for the equipment and services purchased hereunder.

                      b. Serve as the focal point for all Motorola internal plant and field issues.

                      c. Oversee deliveries, subcontracts, installation, iDEN System testing and integration, documentation, training and all duties required to coordinate the work of the various Motorola team members.

                      d. Determine the final definition of all Customer and project requirements.

                      e. Establish a detailed project schedule and oversee accomplishment of project milestones.

                      f.  Establish the project team structure and staffing.

                      g. Establish and maintain project reporting and measurement procedures.

                      h. Meet regularly with Customer's Program Manager to review progress and project issues.

                      i. Facilitate Customer's order placement and order acceptance procedures.

                      j. Insure that adequate resources, including adequate personnel, are dedicated to each project undertaken pursuant to this Agreement such that the project is completed in a timely, efficient manner.

               2.3.2 The responsibilities of the Customer Program Manager shall include:

                      a.  Serve as primary Motorola contact for the iDEN System.

                      b. Serve as the focal point for all Customer internal and field issues.

                      c. Schedule and oversee accomplishment of Customer project milestones.

                      d. Review and approve accomplishment of project milestones.

                      e. Disseminate project reports and measurement procedures within Customer's organization.

                      f.  Approve all modifications to specifications.

                      g. Approve and acquire all Sites, notify the Motorola Program Manager of Site availability, and coordinate Motorola's access to the Sites.

                      h. Meet regularly with the Motorola Program Manager to review progress and project issues.

        2.4    Operational Understandings

               2.4.1 The providing by Customer of digital wireless communications to meet the changing market needs in a given Area requires that the make up of the equipment and/or services designated for, and located in that Area, be ongoing and continually enhanced, such that Customer has the opportunity to meet its continuing business goals. These understandings are not intended to modify, expand, or change, in any way, the warranties provided under the Agreement, as amended from time to time.

               2.4.2 In order to support the goals of Customer in a given Area, a series of projects must be implemented from time to time as required. These projects will range in scope from the construction and installation of a grouping of equipment, hardware, and software to allow Customer to provide initial digital wireless communication services in an Area, to enhancements and expansion of that initial grouping, to the procurement and provision of stand alone equipment, software, and services.

               2.4.3 Projects in a given Area are separate and distinct, although they may be subject to adjustments or revisions as contemplated herein prior to completion, provided that such adjustments or revisions do not affect the Implementation Schedule. Such projects may be based on, among other things, the amount of Motorola provided services included and the relative technical complexity of the project. They are categorized into an iDEN System and System Expansions of the type defined herein and into the definitions herein of Other Equipment, Other Services, and Other Software.

               2.4.4 Each iDEN System or System Expansion project undertaken for a given Area shall be governed by a specific beginning and completion date. Such projects shall include the agreement by both parties as to the project requirements, make up of goods and/or services to be provided, and a specific implementation schedule defining in detail the required activities of both Motorola and Customer, and the time frame in which it is anticipated in the Implementation Schedule that they will be accomplished.

               2.4.5 Each project may stand alone or may build on previous projects in a given Area. All such projects in a particular Area, taken in total, represent the state and level of Customer capabilities to provide integrated digital communication services in such Area at a given point in time.

        2.5    "iDEN System" Defined

                      An "iDEN System" shall be defined as a specified grouping of equipment, software and related services ordered by Customer from Motorola for the construction of a Digital Mobile Network to provide mobile integrated services for an Area utilizing the basic iDEN technology platform, including the six-time-slot TDMA technology and any advancements or improvements in such technology.

                      The specified grouping shall be ordered, delivered, installed and acceptance tested in accordance with the Implementation Schedule(s) mutually agreed to between the parties, and shall include, at Customer's option, some or all of the following items, that are scheduled for delivery to Customer prior to the commencement date of acceptance testing defined in the relevant Implementation Schedule for such iDEN System:

                                    a) FNE Equipment (to include, as
                             appropriate, MSO, CSO or RSO equipment and/or modifications and the related Enhanced Base Transceiver System ("EBTS") sites and equipment, to the extent ordered for installation in and reasonably identified with the Digital Mobile Network to be constructed in a specific Area), Software and other products supplied by or through Motorola, excluding Subscriber Units, essential to compliance with the performance specifications contained in Motorola's Price Book or set forth in Exhibit "J" or otherwise reasonably necessary to the achievement of Conditional Acceptance by the relevant iDEN System; and

                                    b) Motorola supplied services relating to
                             the above equipment, Software and other products, including but not limited to:

                                                   ** as appropriate to the FNE
                                    Equipment ordered;

                                                   ** (except those to be
                                    performed at Motorola's cost), as
                                    appropriate to the FNE Equipment ordered;

                                                   Motorola ** which Motorola
                                    furnishes in order to perform **.

                                                   ** and the ** which Motorola
                                    furnishes in order to perform ** (except those to be performed at Motorola's cost).

                      Except as stated below, the parties acknowledge that Motorola must supply services as defined in sub-paragraph
                      (b) above, in conjunction with a grouping of equipment and software defined in sub-paragraph (a) above, in order to be defined as an iDEN System.

                      The parties acknowledge that an iDEN System may be subject to alteration or revision during the design and/or build out phase to address particular opportunities or difficulties reasonably expected to be encountered in the construction of a Digital Mobile Network. The parties further acknowledge that so long as such alterations, revisions or similar matters

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                      do not adversely affect the project scope and/or schedule, such alterations, revisions or similar matters (together with related equipment, service and software orders or change orders) shall be deemed to constitute the originally defined and specified iDEN System in question.

                      The parties also recognize that Customer may procure services other than those outlined in sub-paragraph (b) above, from qualified third parties or from within Customer's employee ranks, and that such internal or third party service arrangements, provided in connection with Motorola supplied equipment, Software and related services, are consistent with the definition of an iDEN System provided that such services comply with Motorola published installation and engineering standards.

                      If the acceptance testing of such iDEN System does not result in achievement of ATP-Conditional Acceptance, and if such failure is the result of Motorola's actions or failure to act or is due to circumstances within its reasonable control, then the additional items of equipment, Software and related services which are required to be provided by Motorola for such iDEN System to achieve Conditional Acceptance also shall be deemed to be a part of, and governed by the terms of the originally defined and specified iDEN System in question and shall be provided to Customer at no additional charge.

        2.6    "System Expansion" Defined

                      A " System Expansion" shall be defined as a specified grouping of equipment, Software and related services ordered by Customer from Motorola utilizing the basic iDEN technology platform, and purchased as a single order or a group of related orders which are received by Motorola from Customer within a thirty (30) day period from the date on which Motorola received the first of such related orders from Customer, unless otherwise mutually agreed to, and having an aggregate purchase price of at least **. The specific grouping shall be ordered for the modification of the existing design of, or any increase in the capabilities or capacities of, and constructed in, around, or adjacent to, an existing iDEN System.

                      The specified grouping shall be ordered, delivered, installed and acceptance tested in accordance with the Implementation Schedule(s) mutually agreed to between the parties, and shall include at Customer's Option all of the following items, that are scheduled for delivery to Customer prior to the commencement date of acceptance testing defined in the relevant Implementation Schedule for such System Expansion:


----------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                    a) FNE Equipment (to include, as
                             appropriate, MSO, CSO or RSO equipment and/or modifications and the related EBTS sites and equipment, to the extent ordered for installation in and reasonably identified with the Digital Mobile Network that is the subject of such System Expansion), Software and other products supplied by or through Motorola, excluding Subscriber units, essential to compliance with the performance specifications or otherwise reasonably necessary to the achievement of Conditional Acceptance by the relevant System Expansion; and

                                    b) Motorola supplied services relating to
                             the above equipment, Software and other products, including but not limited to:

                                                   ** as appropriate to the FNE
                                    Equipment ordered;

                                                   ** (except those to be
                                    performed at Motorola's cost), as
                                    appropriate to the FNE Equipment ordered;

                                                   Motorola ** which Motorola
                                    furnishes in order to perform **.

                                                   ** and the ** which Motorola
                                    furnishes in order to perform ** (except those to be performed at Motorola's cost).


                      Except as stated below, the parties acknowledge that Motorola must supply services as defined in sub-paragraph
                      (b) above, in conjunction with a grouping of equipment and software defined in sub-paragraph (a) above, in order to be defined as a System Expansion.

                      The parties acknowledge that a System Expansion may be subject to alteration or revision during the design and/or build out phase to address particular opportunities or difficulties reasonably expected to be encountered in the construction of a Digital Mobile Network. The parties further acknowledge that so long as such alterations, revisions or similar matters do not adversely affect the project scope and/or schedule, such

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                      alterations, revisions or similar matters (together with related equipment, service and Software orders or change orders) shall be deemed to constitute the originally defined and specified System Expansion in question.

                      The parties also recognize that Customer may procure services other than those outlined in sub-paragraph (b) above, from qualified third parties or from within Customer's employee ranks, and that such internal or third party service arrangements, provided in connection with Motorola supplied equipment, Software and related services, are consistent with the definition of a System Expansion provided that such services comply with Motorola published installation and engineering standards.

                      If the acceptance testing of such System Expansion does not result in achievement of ATP-Conditional Acceptance, and if such failure is the result of Motorola's actions or failure to act or is due to circumstances within its reasonable control, then the additional items of equipment, Software and related services which are required to be provided by Motorola for such System Expansion to achieve Conditional Acceptance also shall be deemed to be a part of, and governed by the terms of the originally defined and specified System Expansion in question and shall be provided to Customer at no additional charge..

3.0     RESPONSIBILITIES OF CUSTOMER

        Customer is responsible for the following:

        3.1 Design the RF coverage plan and frequency plan for each Area including but not limited to Site location, frequencies at each Site, RF coverage from each Site, co-channel interference caused from one Site to another Site, co-channel interference from non-Customer sites.

        3.2 Procure the right to use necessary station licenses together with such other authorizations as may be required to construct and operate the iDEN System, including without implied limitation, Site building permits, zoning variances, and any other required approval or authorizations from appropriate government and other authorities, including but not limited to the FCC, and any required authorizations from any local agencies. Assume the responsibility for interfacing with appropriate carriers and other providers for the provision of Interconnection Facilities, electrical power and Customer-supplied equipment in accordance with the Implementation Schedule.

        3.3 Make all legal arrangements and pay all expenses, that may be required, to Site owners or to others, to construct and operate each Site in accordance with the provisions of this Agreement.

        3.4 Bear the costs of its own legal fees, as well as charges for Site acquisition, Interconnection Facilities, telephone and utility charges and other services and items being supplied by Customer under this Agreement.

        3.5 Provide ingress and egress to Sites, as necessary and as reasonably requested by Motorola, and have Sites available for timely installation of iDEN System equipment.

        3.6 Negotiate in good faith the Implementation Schedule and adhere to the schedule for performance of the responsibilities set forth therein.

        3.7 Negotiate in good faith the Punchlist for the iDEN System and Expansion Product prior to the expiration of the ** period following the date of Conditional Acceptance.

        3.8 Not unreasonably withhold either Conditional or Final Acceptance or any other approvals required under this Agreement.

        3.9 Assume responsibility for diagnosis, analysis, isolation, and remedy of problems in the Interconnection Facilities or at the Interconnected Carrier side of the interface with the iDEN System.

        3.10 Furnish necessary databases to Motorola in accordance with the Implementation Schedule, subject to the confidentiality provisions set forth herein.

        3.11 Make payments according to the schedule set forth in Section 7 of this Agreement.

        3.12   Purchase or provide those required services set forth in Exhibit
               "D".

        3.13   Assume responsibility for lawful operation of the iDEN System.

        3.14 Be responsible for the timely transportation of all equipment from the FOB shipment point to the sites

        3.15 After shipment by Motorola, provide and assume all associated costs for warehousing, storage, inventory, and staging of equipment prior to transport to the installation sites.

        3.16 As necessary, provide secure covered storage areas at each Site. To the extent required for installation and warranty work, provide access to each Site by authorized Motorola personnel during reasonable business hours.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        3.17 As necessary, furnish and install suitable environmental control facilities in each building.

        3.18 Provide telephone company network configuration including dial plan and design.

        3.19 If required by Motorola in order to complete installation, make available the technical details of any and all Customer-supplied equipment to which the iDEN System must be interfaced. Also provide technical liaison personnel as needed with the knowledge of Customer-supplied equipment.

        3.26 Provide any outside cable support bridges required, coaxial, and transmission line access ports into the buildings, inside conduit or cable ducts, any necessary inside floor trenches and cable raceways required for installation.

        3.27   Be responsible for risk of loss for all equipment from FOB point.

        3.22 In response to Motorola's reasonable request, provide Motorola with information as may be required to enable Motorola to comply with all applicable laws and regulations.

        3.23 Provide all Site development services and engineering drawings as set forth in Exhibit "D", in order to enable Motorola to install and integrate the iDEN System in accordance with the agreed upon schedule set forth in Exhibit "I".

        3.24 Provide capable technical personnel in order to be trained in the operation and maintenance of the System and to interface with Motorola with regard to operational and maintenance issues.

        3.25 In the event Customer fails to perform any of its responsibilities or fails to adhere to the Implementation Schedule and such failure causes a Motorola delay, Motorola shall document all extra work or reasonable expense incurred as a result of the delay and Customer shall compensate Motorola for such work or reasonable expense. Extra expense shall include, but not be limited to, reasonable expenses associated with travel and living expenses, warehouse charges, transportation charges, vehicle and equipment rentals.

        3.26 Provide Motorola with reasonable notice of any anticipated delay in Customer's performance hereunder.

4.0     OBLIGATIONS OF MOTOROLA

        Motorola shall:

        4.1 Determine the required material, effort, and services necessary for Installation and Integration at no extra cost.

        4.2 Negotiate in good faith the Implementation Schedule and timely perform according to the Schedule.

        4.3 Negotiate in good faith the Punchlist for the iDEN System and Expansion Product prior the expiration of the ** period following the date of each respective Conditional Acceptance.

        4.4 Install the MSO equipment (if applicable) and adjust the iDEN System to the standards set out in Exhibits "B" and "C" and in compliance with Exhibit "D".

        4.5    Timely advise Customer of modifications required.

        4.6 Timely offer, at a reasonable cost to Customer, a retrofit package for any change in standards subsequently put into effect by the industry, the government, regulatory agencies, as well as those promulgated by Motorola.

        4.7 Give reasonable assistance to Customer in its acquisition of Interconnection Facilities as set forth in Section 3.2 above as may reasonably be requested by Customer.

        4.8 Review the frequency plan prepared by Customer or Customer's consultant at no additional charge to Customer. Because of differences in radio coverage and interference models and the timeframe of implementation, this review will not be a complete detailed alternate engineering of the system design, but rather a review of selected design elements in sample areas. It is understood that Motorola's obligation is only to review the frequency plan as an accommodation to Customer. Motorola shall not recalculate or verify the frequency plan preparer's work and shall have no responsibility or liability whatsoever based on this review.

        4.9 Not divert to another customer any equipment scheduled for delivery to Customer pursuant to an accepted purchase order without Customer's approval.

        4.10 Make spares and replacement parts available for ** from the date of this Agreement.

        4.11 Install and integrate the iDEN System and Expansion Product in compliance with all applicable laws, rules and regulations.

        4.12 Use commercially reasonable efforts to accept Customer's orders, to make timely delivery and to install and integrate the iDEN System according to the terms and conditions of this Agreement.

        4.13 Remedy all Punchlist items, defects and problems during the warranty and maintenance periods.

        4.14 Obtain necessary work permits and visas to enable Motorola personnel to perform under this Agreement.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        4.15 In response to Customer's reasonable request, provide Customer with information reasonably known to Motorola which may be required to enable Customer to comply with all applicable laws and regulations.

        4.16 Use skilled personnel, properly trained and competent to perform assigned tasks.

        4.17 Provide Customer with reasonable notice of any anticipated delay in Motorola's performance hereunder.

        4.18 Prior to shipment Motorola will obtain type approval for any equipment sold herein that requires type approval in the Area.

        4.19 Bear the cost of its own legal fees and other charges that are its responsibility in connection with the performance of its obligations under this Agreement.

        4.20 Construct and install the iDEN System and other equipment in conformity with all applicable federal laws and regulations in effect at the time the applicable Exhibit A for the iDEN System is agreed to by the parties.

5.0     SITES

        This Agreement, and the prices listed or to be listed on Exhibit "A" are predicated on the use of certain Site configurations provided by Customer. Customer is free to alter Site locations during the course of performance of this Agreement. However, should alternate locations cause Site-reconfigurations or increased costs to Motorola, Motorola shall timely provide Customer with a quote for price adjustments to reflect the increased costs to Motorola and modify Exhibit "I" as appropriate.

6.0     CHANGES

        6.1 After execution of this Agreement, either party may request changes to the specifications or other requirements of this Agreement. Motorola shall submit a Change Order to Customer within thirty (30) days after receipt of such request.

        6.2 If the Change Order is acceptable to Customer, Customer will execute the Change Order and return to Motorola within ten (10) days of submittal. In no event shall any changes be implemented without written authorization from Customer.

7.0     PAYMENT AND PRICING

        7.1    General Payment Terms

               Customer shall pay to Motorola the price of the iDEN System and related services, the Expansion Project, the Other Equipment, the Other Services and the

               Other Software as set forth in the applicable Exhibit "A" or Change Order in U.S. dollars, and according to the following terms and payment schedules:

               7.1.1  Payment Terms

                      Payment Terms for an iDEN System or System Expansions of the types defined herein, shall be as follows:

                             o   ** of total order price upon **.

                             o   ** of total order price upon **.

                             o ** of total order price upon ** of an iDEN System or System Expansion.

                             o ** of total order price upon ** of an iDEN System or System Expansion.

                      Notwithstanding the above, if Customer intentionally delays the implementation of an iDEN System or System Expansion of the types defined herein, then ** shall be deemed to be granted ** after the implementation date set forth in the Implementation Schedule for such System or System Expansion and all payments associated with ** shall be due and payable as of this date. Additionally, any warranties for such System or System Expansion set forth elsewhere in this Agreement which commence upon ** also shall be deemed to commence ** after the implementation date set forth in the Implementation Schedule for such System or System Expansion. ** shall be deemed to be granted ** after the implementation date set forth in the Implementation Schedule for such iDEN System or System Expansion and all payments associated with ** shall be due and payable as of this date.

                      Other Equipment Payment Terms shall be as follows:

                             ** of Other Equipment price upon **.

                      Other Software Payment Terms shall be as follows:

                             ** of Other Software price upon **.

                      Other Services Payment Terms shall be as follows:

                             Invoices will be issued ** for Other Services completed.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                      All invoices due net ** from date of invoice.

               7.1.2 Prices do not include applicable sales, use, excise or similar taxes. To the extent Motorola is required by law to collect such taxes, one hundred percent (100%) thereof shall be added to invoices and paid in full by Customer.

               7.1.3 The licensing fee for Software, licensed as set out in Exhibit "F" and provided for use with the iDEN System is or shall be set forth in Exhibit "A".

               7.1.4 Any costs required to modify the iDEN System in order to comply with local codes or regulations shall be Customer's responsibility.

               7.1.5 For any amount due hereunder which remains unpaid for more than **, the Customer shall pay Motorola a service fee at the rate of ** of the amount due for ** or portion thereof that the amount remains unpaid.

        7.2    Specific Payment Terms

               7.2.1  Method of Payment

                      Payment shall be made by wire/telegraphic transfer to the following address:

                             **
                             Routing No.:  **
                             Account No.:  **
                             Address: **
                                      **

                      Motorola is responsible for timely notifying Customer of any change in the foregoing wire/telegraphic transfer instructions. Customer shall not be liable for any late payment or missed payment caused by Motorola's failure to notify Customer of any such change.

               7.2.2 Subject to Section 7.5, any volume purchases price reductions shall be based on **.

        7.3    Training

               In 1998 and 1999, Motorola agrees to make available to Customer's employees the training program described on Exhibit "G" and Customer agrees to pay **

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               of the program price for each of Customer's personnel attending such training, provided, that for each **, Customer shall ** and for each **, Customer shall **.

        7.4    Changes in Exhibit "A"

               Customer may **, pursuant to a Change Order, the specific equipment and services ordered or to be ordered herein subject to the below:

                      a. All changes must be made before ** in advance of the ship date shown in the agreed upon or to be agreed upon project schedule, as modified hereafter; and

                      b. The total dollar value of equipment and services (excluding drop ship items) set forth or to be set forth in Exhibit "A" may not be reduced to ** of the originally ordered amount.

        7.5    Prices Generally

               Provided that **, prices for FNE equipment, Software, maintenance plans and training sold hereunder shall be **, adjusted only for additional costs of unique engineering, special implementations or differences based upon Customer's market conditions.

               If **, all prices hereunder shall be renegotiated. Prices for equipment and software sold hereunder shall be **.

        7.6    In-Kind Capital Contribution

               The closing of an equity investment by Motorola in Customer is a condition precedent to this Agreement. As a result of the issuance of equity to Motorola, Customer will have an ** equipment credit (the "Equipment Credit") in the amount of Eighteen Million Three Hundred Sixty Six Thousand Four Hundred Ninety Dollars ($18,366,490) that may be used as set forth below:

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               Upon the placing of each order, the parties shall calculate the percentage of the total dollar value of the order comprised by the dollar value of the ** equipment in the order. Each payment thereafter on such order, for as long as the Equipment Credit is still in existence, shall be made by a combination of cash and Equipment Credit. The cash amount shall be ** x payment due. The Equipment Credit shall be the ** x payment due, and the Equipment Credit shall be reduced by a like amount. Customer may at any time choose to apply less than the above stated maximum Equipment Credit amount to any order and increase the cash portion.

        7.7    Assurance of Payment

               As to each order placed hereunder, Customer represents that it is authorized to make the purchase that the intended use is within Customer's authority, that the Customer's Board of Directors has authorized the entering into this Agreement and the purchases to be made hereunder, and that Customer has access to adequate funds to pay any and all outstanding orders from Motorola when due. With respect to any purchase, Motorola may reasonably request and Customer shall provide reasonable assurances of its ability to pay. At no point in time shall Customer's outstanding account balance exceed **; if it ever does or is expected to, Customer shall, make one or more payments to an escrow account or prepayments to Motorola that reduce its outstanding balance below the above-referenced threshold, or provide a letter of credit from a commercial bank or equivalent financial institution, or such other additional assurances of payment or security for payment as Motorola and Customer may mutually agree upon. The above credit may be revoked and any outstanding payments shall immediately become due and payable if there is a material adverse change in Customer's financial condition. Customer shall notify Motorola of any material adverse change in its financial condition.

               **

8.0     ACCEPTANCE TESTING

        8.1 A full ATP is performed only when a System is purchased. When Other Equipment is purchased, a limited ATP covering only the Equipment purchased shall be performed if such service is requested and paid for separately by Customer. The parties agree that the acceptance testing shall be done pursuant to the ATP which shall be developed by Motorola as set forth below. Motorola shall review the ATP with Customer. Attached as Exhibit "C" is an ATP that the parties agree sets forth the type of tests that may be made to determine Final Acceptance of an iDEN System. This ATP is generic in nature and tests

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               operational features. Should a certain feature or option not be purchased then it is agreed that portion of the ATP shall be deleted and will not be performed.

        8.2 Motorola shall conduct an ATP for an iDEN System and for Expansion Product when Installation and integration Services are purchased by Customer. Seven (7) days prior to the scheduled date for tests, Motorola shall notify Customer of the time and place at which such tests will be conducted and Customer shall have the right to observe ATP tests and the results thereof. Should Customer request additional testing above and beyond the ATP, these tests shall not be considered until after Conditional Acceptance of the System. Motorola shall prepare and present to Customer a quotation detailing the time and material charges that such additional testing may require.

        8.3    The ATP is divided into three (3) parts:

               8.3.1 The System Test which verifies that the iDEN System's components function correctly together and interface with the Interconnected Carrier and that hand-offs between Sites and the dial plan work correctly.

               8.3.2 The Site Test which checks that each Site is operating according to specifications.

               8.3.3 The Switch Test which verifies the proper functioning of the iDEN Switch.

        8.4 Individual Site Tests and the Switch Test shall be performed in accordance with the ATP as soon as the individual Sites and iDEN Switch are completed. The System Test shall be performed as soon as the iDEN Switch and Site Tests are completed. If all the Sites are not available and operational due to Customer's failure to obtain the Sites by the required scheduled time as contained in Exhibit "I" hereto ("Unavailable Sites"), the tests shall still take place.

        8.5 The Areas served by the Unavailable Sites shall not be included in the System Test. When the Unavailable Sites are operational and available, the Site Test shall be completed. As long as all other items required for ATP or Final Acceptance are complete, the existence of Unavailable Sites shall not hold up the ATP or Final Acceptance.

        8.6    Additional Testing Costs

               The cost of obtaining a passing test for each of the items in the ATP is included in the purchase price of the iDEN System. Any additional testing shall be billed to Customer as set forth in
               Section 8.2. This includes, but is not limited to, testing due to:

               a. Customer's desire for testing not included in the ATP; and

               b. Retesting that is needed because Customer's Site team causes the need for the retest either by the failure to do what is required of them under the Agreement or because of any action they take that necessitates the retesting; and

               c. RF interference from outside sources; and

               d. The need to respond to complaints of third parties alleging
                  Customer's iDEN System interferes with their systems, unless the equipment sold hereunder is not operating within licensed parameters.

9.0     FNE WARRANTY AND SOFTWARE MAINTENANCE PROGRAM

        9.1    FNE Warranty

               9.1.1 Motorola represents and warrants that all products, Software and items delivered under this Agreement conform in design, materials and workmanship to the appropriate Motorola Technical Specifications set forth in Exhibit "B".

               Hardware Warranty: Motorola radio communications infrastructure products and FNE, except EBTS, are warranted to meet the specifications set forth in Exhibit "B1" and to be free from defects in material and workmanship for a period of ** from the date of Conditional Acceptance. All hardware and software associated with EBTS equipment are warranted to meet the specifications set forth in Exhibit "B1" and to be free from defects in material and workmanship for a period of ** from the Date of Shipment.

               9.1.2  Other Equipment Warranty Start Date

                      Other Equipment warranty and any associated software warranty shall commence upon the Date of Shipment of the Other Equipment plus five (5) days.

               9.1.3 Customer shall be responsible for the initial level of diagnosis (i.e., for identification and isolation of FNE problems to the board level), for hardware, firmware and Software removal and replacement, and for sending the malfunctioning product, packed in a manner to prevent damage, to the designated Motorola repair depot within the Continental United States. Customer shall be responsible for associated shipping charges. When such products or their replacements are being returned to Customer, Motorola shall bear such charges.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               9.1.4 Parts and labor at the ** to repair or replace defective FNE will be **.

               9.1.5 In the event a defect occurs during the warranty period Motorola, at its option, will either repair or replace the product. Any item replaced will be deemed to be on an exchange basis, and any item retained by Motorola through replacement will become the property of Motorola. Repaired or replaced parts shall have a warranty of the greater of the remainder of this warranty period or **.

        9.2 This Warranty does not cover defects, damage, or malfunctions resulting from:

               9.2.1 Use of the products in other than their normal and customary manner.

               9.2.2 Misuse, accident, neglect, environmental or Site conditions not conforming to the specifications for the product as set out in the current equipment specifications, or unauthorized access to source or object code or manipulation of software elements

               9.2.3 Unauthorized alterations or repairs, use of unapproved parts in the products or the combination or interfacing of the products, in each case in a manner not approved by Motorola.

               9.2.4  An event of Force Majeure.

               9.2.5 Installation, integration, or movement of products from their original installation Site by anyone other than Motorola or anyone not approved in writing by Motorola, or not in accordance with Motorola standards and guidelines.

               9.2.6 Failure of antennas, lines, (provided the warranty, if any, from the manufacturer of such products is passed through to Customer) or any part of the Interconnection Facilities.

               9.2.7 Failure of Customer to maintain or provide maintenance for the iDEN System pursuant to Motorola equipment and Software maintenance agreements, or other maintenance, substantially in accordance with the Documentation and under the supervision of one or more individuals who shall have completed appropriate Motorola training.

               9.2.8 Damage which occurs during shipment of the product to Motorola for warranty repair.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        9.3 Except as associated with an agreed-to or permitted assignment, this express warranty is extended by Motorola, Inc. to Customer and it's wholly-owned subsidiaries only and is valid only in the Area.

        9.4    Software Maintenance Program (SMP)

               Motorola Software provided in connection with the Initial System is expressly warranted to be free from defects which result in reproducible malfunctions for a period of ** from the date of Conditional Acceptance (the "Warranty Period") of the iDEN System when used on FNE sold hereunder. Motorola agrees to provide all labor at ** necessary to correct any service affecting Software defects for the full Warranty Period without charge to the Customer.

               9.4.1 For ** from Conditional Acceptance, Motorola shall provide to Customer a Software Maintenance Program, the terms of which are fully set forth in Exhibit "E". Motorola shall provide all labor at ** necessary to correct service affecting Software defects. At the expiration of this ** period Customer may renew the SMP at Motorola's then current rate. Payments shall be made quarterly, in advance.

               9.4.2  Other Software Warranty Start Date

                      Other Software warranty and SMP shall commence upon the Date of Shipment of the Other Software plus five (5) days.

               9.4.3 Failure by Motorola to provide support under this SMP shall not be construed as conveying any rights which are in addition to those already granted herein, nor shall such failure be construed as conveying any rights of ownership of Software.

               9.4.4 Motorola represents and warrants that Software supplied under this Agreement does not have "Software Traps" designed to permit unauthorized access, to disable or erase Software, hardware or data or to perform any other such actions.

               9.4.5 Motorola shall timely perform all warranty work hereunder in a manner that minimizes service disruption to Customer's Subscribers.



        9.5    Non-Motorola-Manufactured Products

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               Non-Motorola-manufactured products are warranted only to the extent provided to Motorola by the manufacturer or supplier thereof. Non-Motorola-manufactured products are defined to include antennas, transmission lines and combining equipment.

        9.6 Motorola warrants that each hardware, software, and firmware product delivered under this Agreement and listed on Exhibit "K" as "Year 2000 Compliant" shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the year 1999 and the year 2000, including leap year calculations, when used in accordance with the product documentation provided by Motorola, provided that all listed or unlisted products (e.g., hardware, software, firmware) used in combination with such listed product properly exchange date data with it. This warranty shall extend through June 1, 2000. Customer must notify Motorola, in writing, no later than July 1, 2000 of Product that does not conform to this Express Warranty. The remedies available for breach of this warranty shall be as defined in, and subject to, the terms and limitations of Sections 9.1 through 9.5 and Section 9.7. Except as provided herein, nothing in this warranty statement shall be construed to limit any rights or remedies provided elsewhere in this Agreement with respect to matters other than Year 2000 performance.

        9.7 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

               THIS WARRANTY EXTENDS ONLY TO INDIVIDUAL PRODUCTS; BATTERIES ARE EXCLUDED BUT CARRY THEIR OWN SEPARATE LIMITED WARRANTY FROM THEIR MANUFACTURER. MOTOROLA DISCLAIMS LIABILITY FOR RF COVERAGE UNDER THIS WARRANTY.

10.0    PRODUCT CHANGES OR SUBSTITUTIONS

        At any time during its performance of this Agreement, Motorola may implement changes in the products set forth or to be set forth in Exhibit "A", modify the drawings and specifications relating thereto, or substitute products of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use shall not materially or adversely affect physical or functional interchangeability or performance of the product within the iDEN System or result in additional cost to Customer, unless Customer has been notified of and agreed to such additional cost, and shall not detract from the safety of the product and shall be FCC type accepted, if required, and shall not cause Customer's iDEN System to be incompatible with the Digital Mobile Network operated by Nextel Communications.

11.0    DELAY

        In the event Customer fails to perform any of its responsibilities or fails to adhere to the Implementation Schedule and such failure will cause Motorola delay and subsequent additional costs, Customer agrees to notify Motorola, in writing, reasonably in advance, of the time Motorola will begin to incur additional expenses and the steps Customer will take to rectify the situation. Motorola has the right, at its option, to take steps necessary to minimize additional cost that would be incurred by the delay including, but not limited to, reductions of personnel or suspension of work. Motorola will provide written notice to Customer in advance of such steps.

12.0    DISCLAIMER OF PATENT LICENSE

        Nothing contained in this Agreement shall be deemed to grant, either directly or by implication, any license under any patents or patent applications of Motorola, except that Customer shall have the limited right to use which arises from the sale of goods.

13.0    INTELLECTUAL PROPERTY INDEMNITY

        13.1 Motorola shall indemnify defend Customer against claims that Motorola-supplied products supplied hereunder directly infringe a patent, trademark, copyright or trade secret that is legally enforceable in the U.S., provided that;

               a. Customer promptly notifies Motorola in writing of the claim provided, however, that Customer's failure to provide such notice shall not relieve Motorola of liability under this
                  Section 13 except to the extent Motorola was prejudiced thereby;

               b. Customer grants Motorola sole control of the defense and all related settlement negotiations;

               c. Customer gives Motorola reasonable information and assistance for the defense, including appeal, all at Motorola's expense.

        13.2 Subject to the conditions and limitations of liability stated in this Agreement, Motorola shall indemnify and hold Customer harmless from all payments which by final judgments in such suits may be assessed against Customer on account of such infringement and shall pay resulting settlements, costs, and damages finally awarded against Customer by a court of law.

        13.3 If Motorola-supplied products or Software become, or in Motorola's opinion are likely to become, the subject of such a claim, Motorola, at its option and expense, shall either (i) procure the right for Customer to continue using such products or Software, or (ii) replace or modify same so that they become non-infringing without affecting the function, capability or cost to Customer. If neither of the foregoing alternatives is available on terms which are reasonable in Motorola's judgment, Customer can return Motorola-supplied products and/or Software for full credit on the entire unusable portion thereof.

        13.4 Motorola has no liability for any claim of patent or copyright infringement to the extent based upon adherence to specifications, designs, or instructions furnished by Customer, nor for any claim based upon the combination, operation, or use of any Motorola-supplied products or Software supplied hereunder with products, software, or data not supplied by Motorola, nor for any claim to the extent based upon alteration of the products or modification of any software supplied by entities other than Motorola.

        13.5 IN NO EVENT SHALL MOTOROLA BE LIABLE TO CUSTOMER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, OR TRADEMARKS. THIS SECTION
               13.5 SHALL NOT LIMIT IN ANY MANNER MOTOROLA'S OBLIGATIONS TO INDEMNIFY AND DEFEND CUSTOMER AS SET OUT ABOVE.

14.0    CONFIDENTIALITY

        14.1 During the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

               14.1.1 To maintain the confidentiality of such Confidential
                      Information and not disclose same to any third party, except as authorized by the original disclosing party in writing.

               14.1.2 To restrict disclosure of Confidential Information to employees and technical, legal and financial consultants who have a "need to know" or in connection with a public or private debt or equity offering of securities, or as required by law or a court or as required for compliance with the appropriate securities laws, provided no documents shall be given to any third parties until the disclosing party has had a reasonable opportunity to review them. Any such information that the disclosing party believes is confidential the receiving party will use reasonable efforts to get confidential treatment from such third parties. Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

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

               14.1.3 To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees and consultants who handle such Confidential Information that it is confidential and not to be disclosed to others and as to all consultants obtain a signed non-disclosure agreement consistent herewith.

               14.1.4 That Confidential Information is and shall at all times remain the property of the disclosing party. Except as otherwise provided herein, no use of any Confidential Information is permitted and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

               14.1.5 To use such Confidential Information only as required in performance of this Agreement.

        14.2 Except as may be required by applicable law or regulatory authority, neither party shall disclose to any third party Confidential Information, the contents of this Agreement, the Exhibits, or any Amendments without the prior written consent of the other.

15.0    TRADEMARK AND PUBLICITY

        Nothing contained in this Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. No publicity, advertising, etc. with regard to this Agreement or the iDEN System which mentions the other party shall be released without prior written consent of the other party.

16.0    SHIPMENT, DELIVERY AND PACKING

        16.1 Motorola may ship products at any time during the Time Frame for that activity set forth in the Implementation Schedule and may invoice Customer upon shipment as provided in Section 7 of this Agreement. No shipment of products during said Time Frame shall be considered early for purposes of invoicing.

        16.2   Customer shall select the carrier and notify Motorola in writing.

        16.3 Motorola shall use all reasonable efforts to ship products directly to the Site where it will be permanently installed, or such other location as designated by Customer.

        16.4 In the event that the Site is not available because Customer has not met its obligations hereunder to receive the products when shipped, Motorola, at its option, may ship said products to a warehouse in or near the area as designated by Customer, and Customer shall bear the costs of warehousing, reloading, transporting, off-loading and moving the products onto the Site when such Site becomes available.

        16.5 Shipping documentation shall be drawn in accordance with Motorola's standard practices. Shipping terms are FOB manufacturing site or Motorola facility within the continental United States.

        16.6 Motorola shall have the equipment securely packed so as to withstand numerous handlings and loading as appropriate for inland, sea and/or air transportation. Motorola shall take reasonable protective measures to protect equipment from weather and shock, considering the different shapes and special features of the equipment.

17.0    TITLE, INDEMNITY, INSURANCE

        17.1 Good title, free and clear of all liens or other encumbrances to the FNE and other products supplied hereunder and risk of loss for all such products shall pass to Customer upon delivery FOB point of shipment.

        17.2 The above notwithstanding, title to Software and underlying intellectual property rights (i.e., patents, copyrights, proprietary and confidential information, and know-how ) supplied by Motorola shall remain with Motorola.

        17.3 All equipment sold to Customer hereunder is new and Motorola will provide any documents which may be reasonably requested by Customer evidencing this fact.

        17.4 During the term of this Agreement the parties shall indemnify and hold harmless each other together with their directors, officers, agents, employees, affiliates, parent corporations and subsidiaries from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability (collectively, "loss") for personal injury (including death) and tangible property damage which may be imposed on or incurred by one party arising directly out of the intentional misconduct or negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The indemnifying party shall, at its sole expense, defend any suit based upon a claim or cause of action within the foregoing indemnity provision and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the indemnifying party shall be given (i) prompt notice of any such claim or suit; and (ii) full opportunity to defend such claim or suit; provided, however, that failure to provide such notice shall not relieve the indemnifying party of liability under this Section except to the extent the indemnifying party was prejudiced thereby. The indemnified party may, at its election, participate in the defense of any suit, and shall cooperate fully in defending any claim or suits. The indemnifying party shall pay all costs, expenses, and reasonable attorney's fees incurred by the

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

               indemnified party in connection with any such suit or in enforcing this indemnity provision.

               Without limiting the foregoing paragraph, Customer shall indemnify and hold harmless Motorola, its directors, officers, agents, employees, affiliates and subsidiaries from any and all loss, as defined in that paragraph, which is based upon or alleged to arise from, any statement, representation, information or other communication made by Customer, its officers, employees, underwriters, or agents to offerees and purchasers of Customer stock or other securities, including but not limited to any statement, representation, information or other communication concerning this Agreement, the iDEN System, Motorola or iDEN systems or technology in general and including but not limited to any loss arising under applicable securities laws. Customer shall provide to Motorola advance copies of prospectuses and securities and exchange commission filings in connection with an initial public offering and other material filings, however, Motorola shall have no responsibility to review them nor for the contents thereof.

        17.5 Customer and Motorola each shall be named as additional insured under the other's comprehensive general liability policy for claims arising out of work performed hereunder (which includes but is not limited to product and public liability, property and all risk insurance).

18.0    FORCE MAJEURE - EXCUSABLE DELAY

        18.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the reasonable control of the delayed party:

               18.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities and regulatory actions, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation not caused by the shipping party, and loss or damage to goods in transit provided such goods were packaged as described herein, or;

               18.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services, or facilities.

        18.2 In the event of any such delay, the date of delivery or performance shall be extended for a period equal to the period of time lost by reason of the delay. If any such delay lasts for more than one hundred eighty (180) days, the parties shall consult with one another for the purpose of agreeing upon the basis on which the

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

               delayed party shall resume work at the end of the delay. If no reasonable solution to the delay is available, then either party may, by written notice, cancel that portion of the Agreement which is delayed, and adjust the Agreement price appropriately.

19.0    TERMINATION

        19.1 Either party may terminate this Agreement without liability by the giving of notice, in accordance with Section 24, if (i) the other makes a general assignment for the benefit of creditors or goes into compulsory or voluntary liquidation, (ii) if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within sixty (60) days after it has been filed, or (iii) the other shall commit any material breach of its obligations hereunder.

               In the case of any material breach, neither party shall terminate this Agreement unless and until the other shall have failed to cure such breach within ** after it shall have been served with a notice, in accordance with Section 24, (i) stating the nature of the breach, (ii) requiring that the breach be cured, and (iii) stating its intention to terminate the Agreement if compliance with the notice is not met.

        19.2 The termination of this Agreement shall not affect or prejudice any provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.

20.0    LIMITATION OF LIABILITY

        Neither party, whether as a result of breach of Agreement, warranty, tort (including without limitation negligence), patent infringement, copyright infringement, or otherwise, shall have any liability for incidental or consequential damages, including, but not limited to, loss of profit or revenues, loss of use of the products or any associated equipment, cost of capital, cost of substitute products, (except replacement products under Sections 9 and 13), or downtime costs or claims of third parties to the full extent such may be disclaimed by law.

21.0    ASSIGNMENT - RESALE OF EQUIPMENT

        21.1 The Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets. Specifically, Motorola may assign this Agreement, provided that Motorola, Inc. shall remain liable for performance hereunder. Customer may assign this Agreement to its parent company or any wholly-owned

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

               subsidiary provided Customer remains obligated for the payments set forth herein. Furthermore, Customer may assign this Agreement to Nextel Communications or any of its wholly-owned subsidiaries. This Agreement shall not be otherwise assigned by either party without the prior written consent of the other party. In conjunction with any agreed to assignment of this Agreement, Motorola agrees to license the assignee pursuant to the terms set forth in Exhibit "F". A reasonable new Software License Fee may be required.

        21.2 Notwithstanding anything to contrary elsewhere in this Agreement, Customer may pledge, mortgage or otherwise assign all or any portion of this Agreement or any orders hereunder (or any combination thereof) to one or more providers of debt or equity financing (provided any such intended assignee is not a person or entity listed on the U.S. Department of Commerce Denied Parties List or to a person or entity residing in a country to which export of the iDEN equipment is prohibited under U.S. law) upon terms and conditions satisfactory to Customer, provided that (i) Customer will remain liable for all obligations arising out of this Agreement, (ii) the assignee agrees in writing that the terms and conditions of this Agreement shall apply to and be binding upon the assignee to the same extent as Customer, to the extent that the assignee is exercising any right under this Agreement, (iii) in addition to any rights conferred on the assignee, and Customer shall be treated as having placed the order and paid for purchases for purposes of all rights and benefits available to Customer under this Agreement.

        21.3 Motorola retains the right to subcontract, in whole or in part, any effort required to fulfill its obligations under this Agreement, provided Motorola shall remain liable for performance hereunder. Motorola shall provide Customer with a list of intended subcontractors and use commercially reasonable efforts to accommodate any objections Customer may have.

        21.4 Any ** to a third party ** shall be subject to Motorola's approval, which shall not be unreasonably withheld and shall require **.

22.0    GOVERNING LAW

        The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of state of Illinois without regard to its conflicts of laws provisions. Venue for disputes shall be the Federal District Court for the District of Delaware and the parties waive all objection to this venue.

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

23.0    ORDER OF PRECEDENCE

        In the event of an inconsistency in this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

        23.1 This Agreement and duly executed Amendments or Change Orders to this Agreement, with the latest Amendment or Change Order taking precedence over earlier Amendments or Change Orders;

        23.2 Exhibit "A" and all duly executed Amendments or Change Orders to Exhibit "A";

        23.3   Exhibit "F" and all duly executed Amendments to Exhibit "F";

        23.4 All other Exhibits in alphabetical order and all duly executed Amendments or Change Orders to said Exhibits.

24.0    NOTICE

        24.1 Notices required to be given by one party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by recognized courier or overnight delivery service, express mail, registered or certified post to the address below, postage prepaid, or by facsimile with a confirmation of transmission printed by sender's facsimile machine, and shall be effective upon receipt if a Business Day, or otherwise, on the next Business Day.

               24.1.1 Motorola shall send notices as follows:

                      Nextel Partners Operating Corp.
                      4500 Carillon Pt.
                      Kirkland, WA 98033
                      Attention: Chief Technical Officer
                      Fax:   425-828-8098

                      with a copy to:

                      Nextel Partners, Inc.
                      4500 Carillon Pt.
                      Kirkland, WA  98033
                      Attention:  General Counsel
                      Fax:  425-828-8098

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

               24.1.2 Customer shall send notices as follows:

                      Motorola, Inc.
                      iDEN Infrastructure Division
                      **
                      Attention: **
                      Fax #: **

                      With a copy to:

                      Motorola, Inc.
                      iDEN Infrastructure Division
                      **
                      Attention: **
                      FAX #: **

        24.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

25.0    SURVIVAL OF PROVISIONS

        The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement then it shall survive.

26.0    COVENANT NOT TO SOLICIT EMPLOYMENT

        The parties hereto agree that during the period of time beginning with the execution of this Agreement and ending one year after the termination hereof, neither party shall, without the consent of the other party, solicit any employee of the other involved in providing engineering, installation, integration, maintenance, and/or warranty service for the iDEN System to encourage such employee to work for the other. If, at any time, this provision is found to be overly broad under the laws of an applicable jurisdiction, this provision shall be modified as necessary to conform to such laws rather than be stricken herefrom.

27.0    GENERAL

        Failure or delay on the part of Motorola or Customer to exercise any right, power, or privilege hereunder shall not operate as a waiver. If any provision of this Agreement is contrary to, prohibited by or held invalid by any law, rule, order, or regulation of any government or by the final determination of any state or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid to the extent such remaining provisions provide the parties the benefits reasonably contemplated

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        by this Agreement when taken as a whole. Section and paragraph headings used in this Agreement are for convenience only and are not to be used to construe the provisions of this Agreement.

28.0    AUTHORITY

        Each party hereto represents and warrants that:

        28.1 It has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and has obtained or will obtain all necessary approvals, consents and authorizations of third parties and governmental authorities to perform and carry out its obligations hereunder;

        28.2 The persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;

        28.3 The execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and;

        28.4 The execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

29.0    TERM

        The term of this Agreement shall be for ** from the Effective
        Date. Provided, however, that if ** of this Agreement, Motorola and Customer shall **.

30.0    RE-EXPORTATION OF TECHNICAL DATA OR PRODUCTS

        Customer understands that all equipment, proprietary data, know-how, Software, or other data or information obtained by Customer from Motorola is considered to be United States technology and is licensed for export and re-export by the United States Government. Customer therefore agrees that it will not, without the prior written consent of Motorola and the Office of Export Control, United States Department of Commerce, Washington, DC 20230, USA, knowingly export, re-export, or cause to be exported or re-exported, either directly or indirectly, any such equipment, proprietary data, know-how, Software, or other data or information, or any direct or indirect product thereof, to any destination prohibited or restricted under United States law. Customer understands that the list of prohibited or restricted destinations may be amended from time to time by the

---------------------
** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

        United States Department of Commerce and that all such amendments shall be applicable to this Agreement.

31.0    DISPUTES AND DISPUTE RESOLUTION

        Motorola and Customer will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then, except for disputes related to alleged patent, copyright, or trademark infringement, the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Customer within thirty
        (30) days after written notice by the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. Venue for mediation shall be in a location within the United States that is mutually convenient and acceptable to the parties. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a mini-trial.

        Any dispute which the parties cannot resolve through negotiation, mediation, or other form of ADR within four (4) months of the date of the initial demand for it may then be submitted to the Federal District Court for the District of Delaware for resolution. The use of any ADR procedures will not be construed under the doctrines of latches, waiver, or estoppel to affect adversely the rights of either party. And nothing in this section will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

32.0    GOVERNMENT CONTRACTS

        In the event that Customer elects to provide goods or services to a Governmental Entity (defined herein), Customer does so solely at its option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such Governmental Entity. Customer remains solely and exclusively responsible for compliance with all statutes, regulations, and provisions governing sales to such entity. Motorola makes no representations, certifications, or warranties whatsoever with respect to the ability of its goods, services, or prices to satisfy any statues, regulations, or provisions governing sales of goods or services to such Governmental Entity. The term "Governmental Entity" as used above includes any U.S. federal, state, or local government, agency, or instrumentality as well as any non-U.S. government, agency, or instrumentality.

33.0    SEVERABILITY

        In the event that any one or more of the provisions contained in the Agreement or in any of the Exhibits hereto should be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall endeavor in good faith to replace any invalid, illegal, or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provision.

34.0    ENTIRE AGREEMENT

        This Agreement and the Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements, and representations, whether oral or written, and whether or not executed by Motorola and Customer. No modification, Amendment, Change Order, or other change may be made to this Agreement or any Exhibit unless reduced to writing and executed by authorized representatives of both parties.

        The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer following execution of this Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, acknowledgment, or other form be considered an Amendment, or modification of this Agreement. Such preprinted terms and conditions shall be null and void and of no force and effect, provided, however, additional purchase orders in the form of Exhibit "A" shall be valid and enforceable when signed by both parties.

35.0    COUNTERPARTS

        This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.



        [Remainder of page left blank intentionally.]

36.0    COMMENCEMENT OF WORK

        Motorola's obligations to commence work hereunder shall begin upon the date which Motorola receives the down payment as stipulated in Section 7.2.1, or to the extent that no downpayment is required, on the date that Customer orders any service or equipment hereunder. All time periods for completion of Motorola's obligations shall commence on such date.

THIS AGREEMENT IS EFFECTIVE AS OF THE 29TH DAY OF JANUARY, 1999
("EFFECTIVE DATE").


MOTOROLA, INC.                            NEXTEL PARTNERS OPERATING CORP.


By:    /s/ Charles F. Wright              By:    /s/ Donald J. Manning
       --------------------------------          -------------------------------
       (Authorized Signatory)                    (Authorized Signatory)


Name   Charles F. Wright                  Name   Donald J. Manning
       --------------------------------          -------------------------------


Title: Corporate VP and General Manager   Title: V.P. General Counsel
       --------------------------------          -------------------------------











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